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                                                                     EXHIBIT 5-1


                                [SABW LETTERHEAD]







                                September 9, 2002


ComEd Financing III
Commonwealth Edison Company
10 South Dearborn Street - 37th Floor
Post Office Box 805379
Chicago, Illinois 60680-5379

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Commonwealth Edison Company, an Illinois corporation (the "Company"), and ComEd Financing III, a statutory trust created under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to: (i) first mortgage bonds of the Company (the "Bonds"); (ii) debt securities of the Company, which may be unsecured senior debt securities (the "Senior Indebtedness") and/or unsecured subordinated debt securities (the "Subordinated Indebtedness"); (iii) shares of cumulative preference stock, without par value (the "Preference Stock"), of the Company; or
(iv) trust preferred securities (the "Trust Preferred Securities") of the Trust and the related guarantees (the "Guarantees") by the Company with respect to the obligations of the Trust on any issue of Trust Preferred Securities, in each case in amounts, at prices and on terms to be determined at the time of an offering.

          Unless otherwise specified in the applicable prospectus supplement, the Bonds will be issued under the Company's Mortgage (the "Mortgage"), dated July 1, 1923, as amended and supplemented, between the Company and Illinois Merchants Trust Company, as trustee (BNY Midwest Trust Company, as current successor trustee), and D.G. Donovan, as co-trustee (collectively, the "Bonds Trustees"); the Senior Indebtedness will be issued under the Indenture (the "Senior Indenture"), dated September 1, 1987, as amended and supplemented, between the Company and Citibank, N.A., as trustee (the "Senior Trustee"); and the Subordinated Indebtedness will be issued under the Indenture (the "Subordinated Indenture"), dated September 1, 1995, as amended and supplemented, between the Company and Wilmington Trust Company, as trustee (the "Subordinated Trustee").

          In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the



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Commonwealth Edison Company
September 9, 2002
Page 2


legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. Each series of Bonds will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a supplemental indenture related to such series of Bonds meeting the requirements of the Mortgage has been duly executed and delivered by the Company and the Bonds Trustees; (iii) a prospectus supplement with respect to such series of Bonds shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions authorizing the issuance and sale of such series of Bonds as contemplated by the Registration Statement and the Mortgage; and (v) such series of Bonds shall have been duly executed and authenticated as provided in the Mortgage and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          3. Each series of Senior Indebtedness will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a supplemental indenture related to such series of Senior Indebtedness meeting the requirements of the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee; (iii) a prospectus supplement with respect to such series of Senior Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Indebtedness as contemplated by the Registration Statement and the Senior Indenture; and (v) such series of Senior Indebtedness shall have been duly executed and authenticated as provided in the Senior Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.


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Commonwealth Edison Company
September 9, 2002
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          4. Each series of Subordinated Indebtedness will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities
Act; (ii) a supplemental indenture related to such series of Subordinated Indebtedness meeting the requirements of the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee; (iii) a prospectus supplement with respect to such series of Subordinated Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Subordinated Indebtedness as contemplated by the Registration Statement and the Subordinated Indenture; and (v) such series of Subordinated Indebtedness shall have been duly executed and authenticated as provided in the Subordinated Indenture and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

          5. Each series of Preference Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preference Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions in conformity with the Restated Articles of Incorporation of the Company establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preference Stock and authorizing the issuance and sale of such series of Preference Stock as contemplated by the Registration Statement; (iv) the Company shall have filed with the Illinois Secretary of State a Statement of Resolution Establishing Series with respect to such series of Preference Stock; and (v) certificates representing such series of Preference Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          6. Each Guarantee will constitute the legal and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effect amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Guarantee shall have been filed with the Commission in compliance with the Securities Act and



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Commonwealth Edison Company
September 9, 2002
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the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the terms of such Guarantee; (iv) a Guarantee Agreement between the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee"), substantially in the form filed as an exhibit to the Registration Statement, evidencing such Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Guarantee Trustee; and (v) the Trust Preferred Securities in respect of which such Guarantee Agreement shall have been executed and delivered shall have been duly issued and delivered to the purchasers thereof, as contemplated in the Registration Statement and such resolutions, against payment of the agreed consideration therefor.

          For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Bonds, each series of Senior Indebtedness, each series of Subordinated Indebtedness, each series of Preference Stock or the execution and delivery of each Guarantee Agreement, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;
(ii) in the case of the issue of Bonds, Senior Indebtedness, Subordinated Indebtedness or a Guarantee, the Mortgage, Senior Indenture, the Subordinated Indenture or the Guarantee Agreement, as applicable, will not have been modified or amended; and (iii) the Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, we have further assumed that each Guarantee will be governed by the laws of the State of New York.

          We note that an opinion letter of Richards, Layton & Finger, P.A., Delaware counsel to the Company, dated and delivered to you concurrently herewith, addresses, among other things, the legality of the Trust Preferred Securities covered by the Registration Statement.

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the securities to be registered pursuant to the Registration Statement.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                          Very truly yours,



                                         /s/ Sidley Austin Brown & Wood